Item 26. Exhibit (g) i. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________
AMENDMENT to the
AUTOMATIC AND FACULTATIVE YRT AGREEMENT
Effective April 1, 2005
(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA
(the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)
TAI Codes: [_____]
Reinsurer Treaty ID: [_____]

This revised Amendment terminates and supersedes the Amendment effective January 1, 2020 signed on July 9, 2019.

On and after January 1, 2020, Paragraph A of Article III – Basis of Reinsurance of the Agreement is hereby replaced in its entirety with the following:

A.	Life insurance shall be reinsured on a YRT basis for the net amount at risk under the policy reinsured. The Reinsurer shall hold, and the Ceding Company shall take credit for, statutory reserves in accordance with the Standard Valuation Law in effect at the time of issue of the original policy.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

[page break]

[_____] – 2017 CSO

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 17, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 17, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 17, 2019
Peter G Ferris
Vice President & Actuary

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Suzanne Downey	Date:	7/17/2019

Print name:	Suzanne Downey

Title:	VP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Steven Najjar	Date:	7/17/2019

Print name:	Steven Najjar

Title:	EVP